EXHIBIT 5.1


                         WINSTEAD SECHREST & MINICK P.C.
                             5400 RENAISSANCE TOWER
                                 1201 ELM STREET
                               DALLAS, TEXAS 75270

                                                   Direct Dial:  (214) 745-5724
                                                   kbetts@winstead.com

                                  April 6, 1998


U.S. Restaurant Properties, Inc.
5310 Harvest Hill Road
Suite 270 L.B. 168
Dallas, Texas  75230

Gentlemen:

         We have acted as counsel to U.S. Restaurant Properties, Inc. a Maryland corporation (the "Company"), in connection with the filing of a Registration Statement on Form S-3 (the "Registration Statement") with the Securities and
Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of 500,000 shares of the Company's common stock, par value $.001 per share (the "Shares"), to be issued pursuant to the Company's Dividend Reinvestment Plan (the "Plan"). In connection with such representation, we have examined such documents, records and matters of law as we have deemed necessary for purposes of this opinion. Based upon such examination, we are of the opinion that the Shares are duly and validly authorized and, when sold in exchange for the consideration, and upon the terms and conditions, as provided for in the Plan, will be legally issued, fully-paid and non-assessable.

         Our opinion is limited in all respects to the substantive laws of the State of Texas and the federal law of the United States, and we assume no responsibility as to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction. To the extent the opinions set forth herein are governed by the laws of the State of Maryland, our opinion is based solely on our review of Maryland General Corporation Law.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Legal Matters" in the Prospectus contained therein. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                         Very truly yours,

                                         WINSTEAD SECHREST & MINICK P.C.


                                         By:      /s/ Kenneth L. Betts
                                            ----------------------------
                                                Kenneth L. Betts


KLB/dds